1,000,000 Shares Maximum
                       333,334 Minimum
                        Common Stock
                          DEM, INC.
             The World Trade Center - Baltimore
              410 East Pratt Street, 28th Floor
                  Baltimore, Maryland 21202

                 PLACEMENT AGENCY AGREEMENT

                                        November 30, 1995
The Chapman Co.
The World Trade Center - Baltimore
410 East Pratt Street, 28th Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

          DEM, Inc. a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "Act") as a closed-end investment company, (the "Corporation"), proposes to cause to be issued, and sold through The Chapman Co. (the "Placement Agent") on a "best efforts" basis, a minimum of 333,334 and a maximum of 1,000,000 shares (the "Shares") of common stock, $.00001 par value per share (the "Common Stock") at a public offering price of $15.00 per share (the "Offering").

     SECTION 1.   APPOINTMENT

     The Corporation hereby appoints the Placement Agent, and the Placement Agent hereby agrees, to act as underwriter of the Shares for the period and on the terms set forth in this Agreement. In connection therewith, the Corporation has delivered to the Placement Agent copies of its Articles of Incorporation and Bylaws, the Corporation's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Act (the "Registration Statement"), and the Corporation's current Prospectus and Statement of Additional Information (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Placement Agent with all amendments of or supplements to the foregoing.

     SECTION 2.   DISTRIBUTION SERVICES

     Subject to the direction and control of the Corporation's Board of Directors (the "Board"), the
Placement Agent shall serve as underwriter of the Shares.

     (a) As agent of and underwriter for the Corporation, the Placement Agent shall offer, and solicit offers to subscribe to, the Shares as shall then be effectively registered under the Securities Act and applicable state securities laws. All subscriptions for Shares obtained by the Placement Agent shall be directed to the Corporation for acceptance and shall not be binding on the Corporation until accepted by it. The Placement Agent shall have no authority to make binding subscriptions on behalf of the Corporation. The Corporation reserves the right to sell Shares directly to investors through subscriptions received by the Corporation. The Placement Agent's rights hereunder shall not apply to Shares issued in connection with the reinvestment in Shares by the Corporation's stockholders of dividends or other distributions or any other offering by the Corporation of securities to its shareholders.

     (b) The Placement Agent shall use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the Prospectus, including the offering price. The Placement Agent shall send to the Corporation promptly all subscriptions placed with the Placement Agent. The Corporation shall furnish to the Placement Agent from time to time, for use in connection with the offering of Shares, such information with respect to the Corporation and Shares as the Placement Agent may reasonably request. The Corporation shall supply the Placement Agent with such copies of the Prospectus as the Placement Agent may request. The Placement Agent may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be an agent of the Corporation or have any rights under this Agreement.

     (c) The Corporation reserves the right to suspend the offering of Shares at any time, in the absolute discretion of the Board, and upon notice of such suspension the Placement Agent shall cease to offer the Shares.

     (d) The Corporation and the Placement Agent will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as the Corporation may designate. The Corporation shall pay all fees and expenses of registering Shares under the Securities Act and of registering or qualifying Shares and the Corporation's qualification under applicable state securities laws. The Placement Agent shall pay all expenses relating to its broker-dealer qualification.

     (e) The Corporation represents that its Registration Statement and Prospectus under the Securities Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. The Corporation represents and warrants that its Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; and that the Corporation's Registration Statement and Prospectus, when they shall become effective or be authorized for use, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Corporation will from time to time file such amendment or amendments to its Registration Statement and Prospectus as, in the light of future developments, shall, in the opinion of the Corporation's counsel, be necessary in order to have such Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Corporation shall not file such amendment or amendments within fifteen days after receipt of a written request from the Placement Agent to do so, the Placement Agent may, at its option, terminate this Agreement immediately. The Corporation shall not file any amendment to its Registration Statement and Prospectus without giving the Placement Agent reasonable notice thereof in advance; provided, however, that nothing in this Agreement shall in any way limit the Corporation's right to file at any time such amendments to its Registration Statement and Prospectus, of whatever character, as it deems advisable, such right being in all respects absolute and unconditional. The Corporation represents and warrants that any amendment to its Registration Statement and Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of the Commission thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

     (f) The Corporation will indemnify, defend and hold the Placement Agent, its several officers and directors, and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act (collectively, the "Placement Agent Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Placement Agent Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Corporation's Registration Statement and Prospectus under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in no event shall anything contained in this paragraph (f) be so construed as to protect the Placement Agent against any liability to the Corporation or its security holders to which the Placement Agent would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Section 2. This agreement to indemnify the Placement Agent Indemnitees is expressly conditioned upon the Corporation being notified of any action brought against any Placement Agent Indemnitee, such notification to be given by letter, facsimile transmission or telegram to the Corporation and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. The failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which it may have to any Placement Agent Indemnitee otherwise than on account of the indemnification provided for in this paragraph (f). The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by it and approved by the Placement Agent. In the event the Corporation elects to assume the defense of any such suit and retain counsel of good standing approved by the Placement Agent, the defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Corporation does not elect to assume the defense of any such suit, or in case the Placement Agent does not approve of counsel chosen by the Corporation or has been advised that it may have available defenses or claims which are not available to or conflict with those available to the Corporation, the Corporation will reimburse any Placement Agent Indemnitee named as defendant in such suit for the fees and expenses of any counsel retained by such person. The indemnification provisions contained in this paragraph (f) and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Placement Agent Indemnitee and shall survive the sale of any Shares made pursuant to subscriptions obtained by the Placement Agent. The indemnification provisions of this paragraph (f) will inure exclusively to the benefit of the Placement Agent Indemnitees and their respective successors and assigns.
The Corporation agrees promptly to notify the Placement Agent of the commencement of any litigation or proceeding against the Corporation or any of its Directors or officers in connection with the issue or sale of Shares.

     (g) The Placement Agent agrees to indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the Securities Act (collectively, the "Corporation Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which any Corporation Indemnitee may incur under the Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation Indemnitees resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Placement Agent in its capacity as distributor to the Corporation for use in the Corporation's Registration Statement or Prospectus under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Placement Agent's agreement to indemnify the Corporation Indemnitees is expressly conditioned upon the Placement Agent being notified of any action brought against a Corporation Indemnitee, such notification to be given by letter, facsimile transmission or telegram addressed and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. The Placement Agent shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Corporation, if such action is based solely upon such alleged misstatement or omission on the Placement Agent's part, and in any other event the Placement Agent and the Corporation Indemnitees named shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify the Placement Agent of any such action shall not relieve the Placement Agent from any liability which it may have to any Corporation Indemnitee otherwise than on account of the indemnification provisions in this paragraph (g).

     (h) The Corporation shall advise the Placement Agent immediately: (i) of any request by the Commission for amendments to the Corporation's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission or any stop order suspending the effectiveness of the Corporation's
Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Corporation's Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and
(iv) of all action of the Commission with respect to any amendments to the Corporation's Registration Statement or Prospectus which may from time to time be filed with the Commission under the Act or the Securities Act.

     SECTION 3.   STANDARD OF CARE

     The Placement Agent shall give the Corporation the benefit of its best judgment and efforts in rendering its services to the Corporation and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Placement Agent against any liability to the Corporation or to the security holders of the Corporation to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

     SECTION 4.   EXPENSES

     The Corporation will pay all fees, costs and expenses incident to the performance by the Corporation of its obligations hereunder, including: (a) the preparation, printing, filing and distribution of the Registration Statement (including the exhibits thereto), all amendments and supplements thereto and the Prospectus; (b) the preparation, printing, and issuance of the Shares including any stamp taxes and transfer agent and registrar fees payable in connection with the original issuance of the Shares; (c) the registrations or qualifications referred to in Section (2)(d) and 2(e) hereof including fees and disbursements of counsel for the Placement Agent relating to such registrations or qualifications; (d) the fees and expenses of the Corporation's accountants and the fees and expenses of counsel for the Corporation; (e) the expenses of delivery to the Placement Agent of copies of the Prospectus, as may be requested for use in connection with the offering and sale of the Shares; (f) any filings required to be made by the Placement Agent with the National Association of Securities Dealers, Inc.; (g) the fees and expenses incurred with respect to the listing of the Shares on the NASDAQ SmallCap Market.

     SECTION 5.   TERMS OF THE OFFERING

     The Offering shall commence upon the effectiveness of the Registration Statement. All subscription proceeds shall be immediately deposited into an escrow account established at United Missouri Bank, K.C. If a minimum of 333,334 Shares is not sold by 5:00 p.m. on that date which is sixty days after the effective date of the Registration Statement, unless extended at the option of the Placement Agent for another thirty days, in which case that date which is ninety days after the effective date of the Registration Statement (the "Termination Date"), the Offering shall terminate and all subscription proceeds shall be returned to prospective investors, without discount and with interest.

     As soon as practicable after the sale of 333,334 Shares and subject to the terms and conditions of this Agreement, a closing shall occur pursuant to which the Shares shall be issued to subscribers against release of the Offering proceeds held in escrow with respect to such subscribers' subscriptions ("Initial Closing"). After the Initial Closing, subscription proceeds will be held by the Corporation pending a subsequent closing. Subject to the terms and conditions of this Agreement subsequent closings ("Subsequent Closings") shall be held thereafter with respect to additional sales of Shares on a monthly basis or on such a more frequent basis as the Corporation and Placement Agent shall agree until the earlier of the Termination Date or termination of the Offering as provided herein. Initial Closing or a Subsequent Closing is hereinafter referred to sometimes as a Closing.

     The public offering price will be $15.00 per share.
The minimum subscription will be for 100 shares.  The
Placement Agent shall be paid a management fee equal to two point seven percent (2.7%) of the subscription proceeds
($.40 per share) from all sales of shares.  The Placement
Agent will also be paid a selling concession of four point three percent (4.3%) of the subscription proceeds ($.65 per share) from all sales of the Shares all, or any portion, of which the Placement Agent may reallow to other selling agents. The Corporation shall have the right to accept or reject in whole or in part subscriptions for the Shares.

     SECTION 6.   TERMINATION

     This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board of Directors of the Corporation or by a vote of a majority of the outstanding voting securities of the Corporation, on 10 days' written notice to the Placement Agent or (ii) by the Placement Agent on 10 days' written notice to the Corporation. This Agreement shall automatically terminate in the event of its assignment.

     SECTION 7.   ACTIVITIES OF PLACEMENT AGENT

     Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Placement Agent's right, or the right of any of its officers, directors or employees (whether or not they are a director, officer, employee or other affiliated person of the Corporation) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other company, corporation, firm, individual or association.

     SECTION 8.   MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Corporation.

     (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Maryland without reference to principles of conflict of law.

     (f) The terms "vote of a majority of the outstanding voting securities," "affiliated person," and "assignment" shall have the meanings ascribed thereto in the Act.

     (g) This Agreement has been and is made solely for the benefit of the Dealer, the Soliciting Dealers, the Corporation and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     (h) The indemnification agreement contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of the Placement Agent or controlling person thereof, or by or on behalf of the Corporation or its directors or officers, and (iii) a Closing under this Agreement.

     (i) This Agreement embodies the entire agreement between the Corporation and the Placement Agent relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     (j) Please confirm that the foregoing correctly sets forth the agreement between the Corporation and the Placement Agent.

                         Very truly yours,

                         DEM, INC.



                         By:  /s/ NATHAN A. CHAPMAN, JR.
                                 Nathan A. Chapman, Jr.
                                 Chairman and President


                         8
                         THE CHAPMAN CO.



                         By:  /s/ NATHAN A. CHAPMAN, JR.
                                 Nathan A. Chapman, Jr.
                                 Chairman and President

                              9